UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2020

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona, 85027
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, on March 20, 2019, Global Water Resources, Inc. (the “Company”) filed a motion with the Arizona Corporation Commission (“ACC”) to request an order for certain of its utilities to file a rate case. Thereafter, on April 26, 2019, the ACC issued Decision No. 77168, which required all of the Company’s utilities to file a rate case no later than June 30, 2020 using the twelve months ending December 31, 2019 as the test year for the rate case. Due to the COVID-19 pandemic, on May 5, 2020, the ACC extended the deadline to August 28, 2020.

The Company is in the process of preparing for the rate case and intends to request a moderate increase in rates to be phased in over three years starting January 1, 2022. The Company also intends to request the consolidation of water and wastewater rates for Global Water - Red Rock Utilities Company, Inc. with the rates of Global Water - Santa Cruz Water Company, Inc. ("Santa Cruz") and Global Water - Palo Verde Utilities Company, Inc. ("Palo Verde") as these three companies make up approximately 97% of our active service connections. The consolidated rate increase, if approved by the ACC, would result in the estimated average monthly residential bill for Santa Cruz and Palo Verde customers increasing approximately $5.51, $5.51, and $3.32 in the aggregate in each of 2022, 2023, and 2024, respectively. The projected rate increases are preliminary and subject to change as the rate case schedules are finalized prior to filing our application and subject to further change in the final rate decision. There can be no assurance, however, that the ACC will approve the requested rate increase, or any increase, and the ACC could take other actions as a result of the rate case. Further, it is possible that the ACC may determine to decrease future rates. There can also be no assurance as to the timing of when any approved rate increase (if any) would go into effect.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the Company’s anticipated rate case filing, including the rate increase and rate consolidation that the Company intends to request and the timing relating to any such rate increase. These statements may be identified by the use of words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, such as those described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and any subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: July 27, 2020	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer